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                                                                     EXHIBIT 9.1



          FORM OF SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT



         THIS AGREEMENT is made as of September 15, 1997 by and among BANK OF AMERICA NT & SA ("Bank of America"), PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp. and TIME HORIZON FUNDS, a Delaware business trust (the "Fund").



                             W I T N E S S E T H :



         WHEREAS, Bank of America has entered into a Management Agreement dated September 5, 1995, with the Fund (the "Management Agreement"), concerning the provision of administrative services to the portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, a "Portfolio" and collectively, the "Portfolios");



         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and



         WHEREAS, Bank of America wishes to retain PFPC to provide sub-administration services and the Fund wishes to retain PFPC to provide accounting services to the Portfolios and PFPC wishes to furnish such services.





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         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:



         1.       Definitions.  As used in this Agreement:



                  (a)  "1933 Act" means the Securities Act of 1933, as amended.



                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.



                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.



                  (d)  "CEA" means the Commodities Exchange Act, as amended.



                  (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.



                  (f)  "SEC"  means the Securities and Exchange Commission.


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                  (g)  "Securities Laws" means the 1933 Act, the 1934 Act,
the 1940 Act and the CEA.



                  (h) "Shares" mean the shares of beneficial interest of any series or class of the Fund.



                  (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.



         2. Appointment. Bank of America hereby appoints PFPC to provide sub-administration services and the Fund hereby appoints PFPC to provide accounting services to the each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.



         3. Delivery of Documents. The Fund or Bank of America has provided or, where applicable, will provide PFPC with the following:



                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;



                  (b) a copy of the Fund's most recent effective regis-tration statement;



                  (c) a copy of each Portfolio's advisory, sub-advisory or management agreement or agreements;




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                  (d)      a copy of the distribution agreement with respect
                           to each class of Shares representing an interest in a Portfolio;



                  (e) a copy of any additional administration agreement with respect to a Portfolio;



                  (f) a copy of any shareholder servicing or transfer agency agreement made in respect of the Fund or a Portfolio; and



                  (g) copies (certified or authenticated, where applica-ble) of any and all amendments or supplements to the foregoing.



    4.   Compliance with Rules and Regulations.



         PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by Bank of America, the Fund or any Portfolio.



    5.    Instructions.



                  (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.



                  (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume



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that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.



                  (c) Bank of America shall cause the Fund to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to Bank of America or the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.



         6.       Right to Receive Advice.



                  (a) Advice of Bank of America or the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may


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request directions or advice, including Oral Instructions or Written
Instructions, from Bank of America or the Fund.



                  (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for Bank of America, the Fund or PFPC, at the option of PFPC).



                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from Bank of America or the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC shall remain liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.



                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from Bank of America or the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in


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this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or
(ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of another provision of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.



         7.       Records; Visits.



                  (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Bank of America or the Fund, copies of any such books and records shall be provided by PFPC to Bank of America or the Fund or to an Authorized Person, at the Fund's expense.


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                  (b)      PFPC shall keep the following records:



                       (i) all books and records with respect to each
                           Portfolio's books of account;



                      (ii) records of each Portfolio's securities trans
                           actions;



                     (iii) all other books and records as PFPC is required to
                           maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.



         8. Confidentiality. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by Bank of America. Bank of America agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings, and Bank of America and the Fund agree that no notice or consent will be required when PFPC is required to divulge such information or records to duly constituted authorities.



         9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to


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assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.



         10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to Bank of America or the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.



         11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, Bank of America will pay to PFPC a fee or fees with respect to the sub-administration services provided herein as described in paragraph 15 below as may be agreed to in writing by Bank of America and PFPC. As compensation for accounting services described in paragraph 14 below rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees with respect to the accounting services provided herein as may be agreed to in writing by the Fund and PFPC.



         12. Indemnification. Bank of America (for itself and on behalf of the Fund) agrees to indemnify and hold harmless PFPC and


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its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of Bank of America or the Fund or (ii) upon Oral Instructions or Written Instructions. PFPC shall not, however, be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.



         13.      Responsibility of PFPC.



                  (a) PFPC shall be under no duty to take any action on behalf of Bank of America, the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of


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PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.



                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reason ably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.



                  (c) Notwithstanding anything in this Agreement to the contrary, PFPC shall not be liable for any consequential, special or indirect losses or damages which Bank of America, the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.


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         14.      Description of Accounting Services on a Continuous Basis.
         PFPC will perform the following accounting services with respect to each Portfolio:



                       (i) Journalize investment, capital share and
                           income and expense activities;



                      (ii) Verify investment buy/sell trade tickets when
                           received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;



                     (iii) Maintain individual ledgers for investment
                           securities;



                      (iv) Maintain historical tax lots for each
                           security;



                       (v) Reconcile cash and investment balances of the
                           Fund with the Custodian, and provide the Adviser with the beginning cash balance avail able for investment purposes;



                      (vi) Update the cash availability throughout the
                           day as required by the Adviser;



                     (vii) Post to and prepare the Statement of Assets and
                           Liabilities and the Statement of Operations;



                    (viii) Calculate various contractual expenses
                           (e.g., advisory and custody fees);



                      (ix) Monitor the expense accruals and notify
                           an officer of the Fund of any proposed
                           adjustments;



                       (x) Control all disbursements and authorize such
                           disbursements upon Written Instructions;



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                      (xi) Calculate capital gains and losses;



                     (xii) Determine net income;



                    (xiii) Obtain security market quotes from
                           independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's investments;



                     (xiv) Transmit or mail a copy of the daily
                           portfolio valuation to the Adviser;



                      (xv) Compute net asset value for each Portfolio and
                           transmit to the Portfolio's transfer agent;



                     (xvi) As appropriate, compute yields, total
                           return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and



                    (xvii) Prepare a monthly financial statement,
                           which will include the following items:



                                 Schedule of Investments
                                 Statement of Assets and Liabilities
                                 Statement of Operations
                                 Statement of Changes in Net Assets
                                 Cash Statement
                                 Schedule of Capital Gains and Losses.



         15.      Description of Sub-Administration Services on a
         Continuous Basis.



                  PFPC will perform the following sub-administration services with respect to each Portfolio:



                       (i) Prepare quarterly broker security transactions
                           summaries;



                      (ii) Prepare monthly security transaction listings;



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                     (iii) Supply various normal and customary Portfolio
                           and Fund statistical data as requested on an ongoing basis;



                      (iv) Prepare for execution and file the Fund's
                           Federal and state tax returns;



                       (v) Prepare and file the Fund's Semi-Annual Reports
                           with the SEC on Form N-SAR;



                      (vi) Prepare and file with the SEC the Fund's annual and
                           semi-annual shareholder reports;



                     (vii) Assist in the preparation of registration
                           statements and other filings relating to the registration of Shares;



                    (viii) Monitor each Portfolio's status as a regulated
                           investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;



                      (ix) Coordinate contractual relationships and
                           communications between the Fund and its contractual service providers;



                       (x) Monitor the Fund's compliance with the amounts
                           and conditions of each state qualification;



                      (xi) Assist in the monitoring of compliance with
                           1940 Act provisions and the rules thereunder and the investment policies and limitations as stated in the Fund's registration statement;



                     (xii) Perform such administrative services
                           (including without limitation, the furnishing of reports to the Board) as the Fund or an Authorized Person shall from time to time reasonably request.


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         16.      Duration and Termination.  This Agreement shall continue
until terminated without penalty by a party on sixty (60) days' prior written notice to the other parties.



         17. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, DE 19809; (b) if to Bank of America, at Bank of America NT & SA, 333 South Beaudry Ave., 25th Floor, Unit 39277, Los Angeles, California 90017, Attn: Sandra Chappel Brown, with a copy to Bank of America NT & SA, Legal Department, 555 Flower Street, 8th Floor, Los Angeles, CA 90071, Attn: Arthur A. Fritz; (c) if to the Fund, at 400 Bellevue Parkway, Wilmington, DE 19809, with a copy to Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Chicago, IL 60601, Attention: Cathy
G. O'Kelly; or (d) if to none of the foregoing, at such other address as shall have been provided to the sender of any such notice or other communication by the other party.


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         18.      Amendments.  This Agreement, or any term thereof, may be
changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.



         19. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.



         20.      Counterparts.     This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.



         22.      Miscellaneous.



                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.



                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or


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delimit any of the provisions hereof or otherwise affect their construction or effect.



                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.



                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.



                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.



                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.



                  (g)  Responsibility of Trustees, etc.  The names "Time
Horizon Funds" and "Trustee of Time Horizon Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 12, 1995, which is hereby referred to and a copy of which is on file at the principal office of the Fund. The trustees, officers, employees and agents of the Fund shall not personally be bound by or liable under any written


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obligation, contract, instrument, certificate or other interest or undertaking of the Fund made by the trustees or by an officer, employee or agent of the Fund, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any class of shares of the Fund may enforce claims against the Fund only against the assets belonging to such class.



                  (h) Reservation of Authority. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for directions and control of all services provided pursuant to this Agreement, and retain the right to direct, approve or disapprove any action taken hereunder, which responsibility and right shall be reasonably exercised, provided, however, that this Paragraph 22(h) shall not in any way limit or interfere with the rights and protections afforded to PFPC pursuant to Paragraphs 5, 6, 8, 12 or 13 of this Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                            PFPC INC.



                                            By:
                                               ------------------------------




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

                                            Title:
                                                  ---------------------------



                                            BANK OF AMERICA NT & SA



                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------



                                            TIME HORIZON FUNDS



                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------







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                                    EXHIBIT A



         THIS EXHIBIT A, dated as of September 15, 1997, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of September 15, 1997 among PFPC INC., BANK OF AMERICA NT & SA and TIME HORIZON FUNDS.



                                   PORTFOLIOS



                            TIME HORIZON PORTFOLIO 1
                            TIME HORIZON PORTFOLIO 2
                            TIME HORIZON PORTFOLIO 3




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                           AUTHORIZED PERSONS APPENDIX



NAME (Type)                                     SIGNATURE


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